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                                                                  EXHIBIT 23(K)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333-60467) of United Rentals (North America), Inc. of our report dated August 12, 1998 relating to the financial statements of Rental Tools & Equipment Co. International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Falls Church, Virginia
September 16, 1998